EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of IDO Security Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2014 (the “Report”) filed with the Securities and Exchange Commission, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, to such officer’s knowledge, that :

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 20, 2014

/s/ MAGDIEL RODRIGUEZ
MAGDIEL RODRIGUEZ
CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO IDO SECURITY INC. AND WILL BE RETAINED BY IDO SECURITY INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.